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                                                                     EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

                             Dated November 22, 2002

                                      among

                        PACIFICARE HEALTH SYSTEMS, INC.,

                                       and

                        MORGAN STANLEY & CO. INCORPORATED
                              GOLDMAN, SACHS & CO.

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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 22, 2002, among PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company") and MORGAN STANLEY & CO. INCORPORATED and GOLDMAN, SACHS & CO. (the "Initial Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement dated November 18, 2002, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $125,000,000 principal amount of the Company's 3% Convertible Subordinated Debentures due 2032 (the "Securities"), plus up to an additional $25,000,000 principal amount available for purchase by the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

                  "Common Stock" shall mean the Company's common stock, $0.01 per share.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Conversion Rate" has the meaning assigned to such term in the Indenture.

                  "Damages Payment Date" means each interest payment date under the Indenture in the case of the Securities, and each April 15 and October 15 in the case of the Underlying Common Stock.

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                  "Deferral Notice" has the meaning set forth in Section 3(i)
         hereof.

                  "Deferral Period" has the meaning set forth in Section 3(i) hereof.

                  "Effective Time" shall mean the date on which the SEC declares the Shelf Registration Statement effective or on which the Shelf Registration Statement otherwise becomes effective.

                  "Electing Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(a) and 2(f) hereof.

                  "Holder" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

                  "Indenture" shall mean the Indenture relating to the Securities dated as of November 22, 2002 between the Company and State Street Bank and Trust Company of California, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "NASD Rules" shall mean the rules of the National Association of Securities Dealers, Inc., as amended from time to time.

                  "Notice and Questionnaire" shall mean a written notice delivered to the Company or its outside counsel containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated November 18, 2002 relating to the Securities.

                  "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with

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         respect to the terms of the offering of any portion of the Registrable
         Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Record Holder" shall mean (i) with respect to any Damages Payment Date relating to any Securities as to which any Liquidated Damages Amount has accrued, the holder of record of such Security on the record date with respect to the interest payment date under the Indenture on which Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

                  "Registrable Securities" shall mean all or any portion of the Securities issued from time to time under the Indenture and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holders and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (vi) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "Restricted Security" shall mean any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock that (i) has been registered pursuant to an effective registration statement under the 1933 Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto) or is transferable pursuant to paragraph
         (k) of such Rule 144 (or any successor

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          provision thereto) or (iii) has otherwise been transferred and a new
          Security or share of Common Stock not subject to transfer restrictions under the 1933 Act has been delivered by or on behalf of the Company in accordance with Section 2.6 of the Indenture.

                  "Rules and Regulations" shall mean the published rules and regulations of the SEC promulgated under the 1933 Act or 1934 Act, as in effect at any relevant time.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2 of this Agreement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. As the context may require, "Shelf Registration Statement" shall include any Subsequent Shelf Registration Statement.

                  "Subsequent Shelf Registration Statement" shall have the meaning set forth in Section 2(b) hereof.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  "Underlying Common Stock" shall mean the Common Stock into which the Securities are convertible or issued upon any such conversion.

                  "Underwriter" shall mean the investment banker or investment bankers or manager or managers that shall administer an Underwritten Offering, if any, conducted pursuant to this Agreement.

                  "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

                  2.       Shelf Registration.

                  (a) The Company shall, on or prior to 90 calendar days after the Closing Date (the "Filing Deadline Date"), file with the SEC a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and, thereafter, shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC on or prior to 180 calendar days after the Closing Date (the "Effectiveness Deadline Date"). The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf

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Registration Statement (such period being referred to herein as the
"Effectiveness Period"). At the time the Shelf Registration Statement is initially declared effective, each Holder that became a Electing Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to comply with Item 507 of Regulation S-K and any other disclosure laws or regulations applicable to selling securityholders under the 1933 Act. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                  (b) If (i) the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities) or (ii) sales of some or all of a Holder's Registrable Securities may not be made pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement for any other reason during the Effectiveness Period (other than on Business Days on which financial markets are generally closed, because of a Deferral Period or because of such Holder's failure to comply with the terms of this Agreement), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or to permit such sales, including by (A) amending, within thirty (30) days of such cessation of effectiveness, the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof or to permit such sales, or (B) by filing an additional Shelf Registration Statement pursuant to Rule 415 covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or any subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                  (c) Subject to Section 3(i) hereof, the Company further agrees to, after the Effective Time, supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, including without limitation any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement, and to use its reasonable best efforts to cause any such supplement to be filed or amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with the terms of this Agreement. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (d) If at any time the Securities are convertible into securities other than the Common Stock pursuant to the definition of "Common Stock" in the Indenture, the Company shall, or shall cause any successor under the Indenture to, cause such securities to be included in

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the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities.

                  (e) The Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities.

                  (f) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(f) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and signed Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the Effective Time, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event on or prior to the later of (x) 15 Business Days after such date or (y) 15 Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement (or such Subsequent Shelf Registration Statement) and the related Prospectus in such a manner as to comply with Item 507 of Regulation S-K and any other disclosure laws or regulations applicable to selling securityholders under the 1933 Act and, if the Company shall file a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment (or such Subsequent Shelf Registration Statement) to be declared effective under the 1933 Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment (or such Subsequent Shelf Registration Statement) is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(f)(i) upon written request; and (iii) notify such Holder as promptly as practicable after the effectiveness under the 1933 Act of any post-effective amendment or a Subsequent Shelf Registration Statement filed pursuant to Section 2(f)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period or a Deferral Period is put into effect within ten (10) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within fifteen
(15) Business Days of the expiration of the Deferral Period in accordance with
Section 3(i). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not an Electing Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

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                  (g)      The parties hereto agree that the Holders of
Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Shelf Registration Statement has not been declared effective under the 1933 Act on or prior to the Effectiveness Deadline Date, (iii) the Company has failed to perform any of its obligations set forth in Section 2(f) within the time periods required therein, (iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof or (v) the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) is individually referred to herein as an "Event," and the "Event Date" for purposes hereof shall be the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(f) in the case of clause (iii) (including the filing of any post-effective amendment or Subsequent Shelf Registration Statement prior to the Amendment Effectiveness Deadline Date), the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iv), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods in any period under Section 3(i) hereof to be exceeded in the case of clause (v). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Shelf Registration Statement is declared effective under the 1933 Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in Section 2(f) in the case of an Event of the type described in clause (iii) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement is declared effective under the 1933 Act), termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iv), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods in a period permitted by Section 3(i) to be exceeded in the case of an Event of the type described in clause (v).

                  Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of Securities that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Securities that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidated Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-half of one percent (0.5%) of the aggregate principal amount of such Securities or, in the case of Securities that have been converted into or exchanged for Underlying Common Stock, at a rate per annum of one-half of one percent (0.5%) of an amount equal to the number of

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shares of Underlying Common Stock multiplied by the quotient of $1,000 divided by the Conversion Rate during such periods, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(f) the non-performance of which is the basis of such Event, provided further, that any Liquidated Damages Amount accrued with respect to any Security or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of any Liquidated Damages Amount by the Company).

                  The Trustee shall be entitled, on behalf of Holders of Securities or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude an Electing Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  All of the Company's obligations set forth in this Section 2(g) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

                  The parties hereto agree that the liquidated damages provided for in this Section 2(g) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement or Subsequent Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

                  3.       Registration Procedures.

                  (a) In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2 hereof, the following provisions shall apply:

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                  (i)      The Company shall prepare and file with the SEC a
         Registration Statement or Registration Statements on any appropriate form under the 1933 Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC (other than amendments or supplements prepared by the Company in performance of its obligations under Section 2(f)), the Company shall furnish to the Initial Purchasers and counsel to the Majority Holders of such offering, if any, copies of all such documents proposed to be filed and use its reasonable best efforts to reflect in each such document when so filed with the SEC such comments as counsel to the Majority Holders reasonably shall propose within five
         (5) Business Days of the delivery of such copies to the Initial Purchasers and such counsel. The provisions of this Section shall not apply to filings by the Company under the 1934 Act that are incorporated by reference in such Registration Statement or Prospectus.

                  (ii) After the Effective Time, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

                  (b) From the date hereof until the end of the Effective Period, the Company shall (subject to paragraph (i) below) promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all material respects with the 1933 Act and the 1934 Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each of the Prospectus and any amendment or supplement to the Prospectus does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, (ii) cooperate with the Electing Holders and a single counsel for the Electing Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and (iii) do any and all other acts and things which may

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be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder in the manner set forth in the related Registration Statement and Prospectus; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not so subject.

                  (d) The Company shall promptly notify each Electing Holder, counsel for the Majority Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes, results in or causes such Registration Statement or the related Prospectus to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate, which notice may state that it constitutes a Deferral Notice, in which event the provisions of 3(i) shall apply.

                  (e) The Company shall make every reasonable effort to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of a Registration Statement as promptly as practicable and provide prompt notice to each Holder of the withdrawal of any such order.

                  (f) The Company shall furnish to each Electing Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

                  (g) The Company shall furnish to each Electing Holder, to counsel for the Initial Purchasers, to counsel for the Majority Holders, if any, and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and subject to Section

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
3(i) hereof, the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law.

                  (h) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as Electing Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities.

                  (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the 1933 Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus for a discrete period of time,
(i) in the case of clause (B) above, subject to the second succeeding sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the second succeeding sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Electing Holders, counsel to the Majority Holders and the Underwriters, if any, that the availability of such Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Electing Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Electing Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Subject to the next sentence, the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of

Registration Rights Agreement
clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this
Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(g), no more than one (1) time in any three month period or three (3) times in any twelve month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(g), not exceed 30 days; provided, that the aggregate duration of any Deferral Periods shall not exceed 30 days in any three month period (or 60 days in any three month period in the event of a Material Event pursuant to which the Company has delivered a second notice as required below) or 90 days in any twelve (12) month period; provided, however, that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, disposition, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 2(g), deliver to Electing Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice.

                  (j) The Company shall obtain a CUSIP number for all Registrable Securities that are debt securities not later than the Effective Time.

                  (k) The Company shall use its reasonable best efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the 1933 Act) of the Shelf Registration Statement and (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, while Registrable Securities continue to be registered under the Shelf Registration Statement or any Subsequent Shelf Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the 1933 Act and the Rules and Regulations of the SEC thereunder (including, at the option of the Company, Rule 158).

                  (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  (m) Upon execution of a confidentiality agreement in a form customarily used in connection with underwritten public offerings, the Company shall make available for inspection by a representative of the Majority Holders, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Majority Holders, at reasonable times and in a reasonable manner, all financial

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
and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act.

                  (n) The Company will use its reasonable best efforts to cause the Common Stock issuable upon conversion of the Securities to be listed for quotation on the Nasdaq National Market or other stock exchange or trading system, if any, on which the Common Stock primarily trades on or prior to the Effective Time.

                  (o) Upon (i) the filing of any Shelf Registration Statement and (ii) the effectiveness of any Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

                  (p) The Company shall enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in connection with any Underwritten Offering, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Majority Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

                  The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to the Company's consent, which consent shall not be unreasonably withheld or delayed.

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
                  4.       Holder's Obligations.

                           Each Holder agrees, by acquisition of the Registrable
Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Electing Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Electing Holder not misleading (including changes to its holdings of Registrable Securities) and any other information regarding such Electing Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Upon receipt of any Deferral Notice, each Electing Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Electing Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i), or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Each Electing Holder agrees to comply with the provisions of the 1933 Act relating to prospectus delivery in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement.

                  5.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading,

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
except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing through Morgan Stanley & Co. Incorporated or any selling Holder expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Initial Purchaser or any Holder, or any Person controlling such Initial Purchaser or Holder or any Person under common control with, or controlled by, any Initial Purchaser, to the extent it is established that any such losses, claims, damages or liabilities result from the fact that such Initial Purchasers or Holder, or Person controlling such Initial Purchaser or Holder, or Person under common control with, or controlled by, any Initial Purchaser, sold Registrable Securities to a person to whom there was not sent or given, by or on behalf of such Initial Purchaser or Holder a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if such losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary Prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by the Company with its obligations to deliver copies of the Prospectus to the Initial Purchasers or such Holder; nor shall this indemnity inure to the benefit of any Initial Purchaser or Holder, or any Person controlling such Initial Purchasers or Holder, or any Person under common control with, or controlled by, such Initial Purchasers, from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned to the extent it is established that, at the time of such purchase, such Initial Purchaser or Holder had received written notice from the Company that the use of such Prospectus was suspended as provided in Section 3(i) hereof. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable

Registration Rights Agreement
fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act or any Person under common control with, or controlled by, any Initial Purchaser, (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers or any Person under common control with, or controlled by, any Initial Purchaser such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section

Registration Rights Agreement

5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

                  (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or any Person under common control with, or controlled by, any Initial Purchaser or by or on behalf of the Company, its officers or directors or any Person controlling the Company and (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                  6.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

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
                  (c) Counsel for the Majority Holders. Any reference herein to counsel for the Majority Holders or the Initial Purchasers shall be to Latham & Watkins unless and until the Majority Holders or Initial Purchasers name other counsel.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                  (f) Purchases and Sales of Securities. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

                  (g) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

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
                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [Signature page follows]

                                      19
Registration Rights Agreement

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          PACIFICARE HEALTH SYSTEMS, INC.

                                          By    /s/ Gregory W. Scott
                                             -----------------------------------
                                             Name:  Gregory W. Scott
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Registration Rights Agreement

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.

By: MORGAN STANLEY & CO. INCORPORATED

         By /s/ Bryan Andrzejewski
            -------------------------
         Name:  Bryan Andrzejewski
         Title: Executive Director

                                     S - 2

Registration Rights Agreement